EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 25, 2007, which appears on page F-1 of the 2006 Annual Report on Form 20-F of China Natural Resources, Inc. and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ GHP Horwath, P.C.

Denver, Colorado

December 19, 2007